Exhibit 99.1

GENIUS PRODUCTS, INC. ANNOUNCES PLAN FOR LISTING SHARES ON NASDAQ GLOBAL MARKET

COMPANY ANTICIPATES LISTING TO BE EFFECTIVE IN NOVEMBER 2007

BOARD OF DIRECTORS APPROVES REVERSE STOCK SPLIT

SANTA MONICA, Calif.—October 9, 2007—Genius Products, Inc., a leading independent home entertainment distributor, today announced that the Company has recently filed an application to list its common stock on the NASDAQ Global Market and believes it has met all NASDAQ listing requirements, except for the requirement that its shares trade above $5.00 per share.

In connection with the application, the Company’s Board of Directors recently approved a reverse stock split of the Company’s common stock, primarily to meet the minimum stock price of $5.00 required to list its shares on NASDAQ.

The Board approved a reverse stock split in a ratio of between 1 for 5 and 1 for 8, with the final split ratio to be determined by the Board following mailing of a definitive Information Statement to stockholders in accordance with SEC rules.  The Company expects to announce the final split ratio and the effectiveness of the reverse stock split in November 2007.

Stephen K. Bannon, Chairman of Genius, said: “Our primary goal has always been to maximize shareholder value.  To this end, we continuously review and assess our corporate structure, financial reporting and stock trading.  Given our unprecedented growth and future opportunities, it is now time for us to list our shares on the same exchange that trades some of the greatest emerging growth companies.”

Bannon continued, “In addition, we have undertaken a systematic effort to assess our corporate structure and financial reporting in order to report financial results in a clearer and more straight forward manner that will enable investors to better understand our incredible growth story.  As we grow to a company with almost a billion dollars of gross revenue, we are aware of the need to start financial reporting in a manner more similar to other media and entertainment companies.  We are working diligently on these corporate structure efforts and anticipate progress in the near future.”

Additional information and Where to Find It

Investors and shareholders are urged to read the Company’s definitive Information Statement when it becomes available, because it will contain important information about the Company and the reverse stock split.  Investors and shareholders may obtain a free copy of the definitive Information Statement (when it is available) and all of Genius’ annual, quarterly and special reports at the SEC's web site at www.sec.gov, or from the Company at www.geniusproducts.com.

Exhibit 99.1
About Genius Products

Genius Products, Inc. (OTCBB:GNPI - News), along with The Weinstein Company Holdings LLC, together own Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme(TM), Discovery Kids(TM), Dragon Dynasty(TM), Dimension Films(TM), ESPN®, IFC®, RHI Entertainment(TM), Sesame Workshop®, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may cause actual results to differ materially from those stated or implied in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated reverse stock split and the Company’s anticipated timing and plans to list its common stock on NASDAQ.  Actual results could vary for many reasons, including, but not limited to, our ability to obtain stockholder approval of the reverse stock split, the timing of any SEC review of the preliminary Information Statement, the trading price of our common stock after the reverse stock split and the decision by NASDAQ to list our common stock.  Other risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission.  Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
Genius Products, Inc.
Investor Relations
John Mills/Anne Rakunas, 310-954-1100